SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                              JUNE 29, 2001
                              -------------
                            (Date of Report)


                             ENTROPIN, INC.
                             --------------
         (Exact Name of Registrant as specified in its charter)


          Colorado              33-23693               84-1090424
----------------------------   -----------        -------------------
(State or other jurisdiction   (Commission           (IRS Employer
    of incorporation)         File Number)        Identification No.)


               45926 OASIS STREET, INDIO, CALIFORNIA 92201
               -------------------------------------------
       (Address of principal executive offices including zip code)


                             (760) 775-8333
                             ---------------
           (Registrant's telephone number including area code)

                                   N/A
                                   ---
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     Entropin, Inc. ("Entropin") issued the following press release on June 27, 2001:

                              NEWS RELEASE
                              ------------

   ENTROPIN WEBCASTS 2001 ANNUAL MEETING OF SHAREHOLDERS PRESENTATION


INDIO, Calif. (June 27, 2001) - Entropin, Inc. (Nasdaq: ETOP, ETOPW), a specialty pharmaceutical company developing new therapeutics for painful soft tissue injuries and diseases, - today announced that its 2001 annual meeting of shareholders presentation will be broadcast over the Internet on June 28, 2001 at 1:00PM EDT with Tom Tachovsky, Ph.D., President and CEO of Entropin.

What:          Entropin 2001 Annual Meeting of Shareholders

When:          1:00PM EDT, June 28, 2001

Where:         http://www.videonewswire.com/ENTROPIN/062801/

How: Over the Internet -- Simply log on to the web at the address above

Contact:       Zachary Bryant
               Lippert/Heilshorn & Associates, Inc.
               310-691-7100

The call will be archived for 30 days on the Web site www.entropin.com. To access the replay, go to the "Investor Center" section and click on Entropin 2001 Annual Meeting of Shareholders icon.

(Minimum Requirements to listen to broadcast: The RealPlayer software, downloadable free from www.real.com/products/player/index.html, and at least a 14.4Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webmaster@vdat.com.)

Entropin, Inc. is a pharmaceutical research and development company, initially focused on the development of Esterom(R), a novel topical therapeutic for the treatment of painful soft tissue injuries, such as tendonitis or back sprain, that result in impaired function.


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
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                               SIGNATURES
                               -----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: June 29, 2001                ENTROPIN, INC.



                                   By   /s/ Thomas G. Tachovsky
                                     ---------------------------------
                                     Thomas G. Tachovsky
                                     President and Chief Executive Officer









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